TERMINATION OF STOCK OPTION AGREEMENT

THIS TERMINATION OF STOCK OPTION AGREEMENT (this “Agreement”) is made by and between Lightyear Network Solutions, Inc., a Nevada corporation (the “Company”), and ____________ (the “Optionee”).

Explanatory Statement

Pursuant to the terms of the Company’s 2010 Stock Incentive and Compensation Plan and an Employee Stock Option Agreement between the Company and Optionee (the “Option Agreement”), Optionee has been granted an option (the “Option”) to purchase a number of common shares of the Company (the “Shares”) at an exercise price per Share, both as stated on the signature page to this Agreement.

The parties now desire to terminate the Option and the Option Agreement.

NOW, THEREFORE, for good and valuable consideration including the promises herein, the parties agree as follows:

1.           Termination of Option and Option Agreement.  Effective as of the time that this Agreement has been executed by both the Optionee and the Company (the “Effective Time”), the Option and the Option Agreement are hereby terminated and are no longer in force or effect.  All of the liabilities and obligations of the Company and the Optionee relating to or arising from the Option and the Option Agreement are hereby terminated.  In addition, the Optionee hereby surrenders the original Option Agreement to the Company for cancelation, effective as of the Effective Time.

2.           Bonus Payment.  In consideration of the termination of the Option, the Option Agreement and all related liabilities and obligations, the Company shall pay to the Optionee a cash bonus (the “Bonus”), in the amount of $1.00 on or before December 31, 2011.   The Bonus shall be reduced by the withholding and payroll obligations described in Section 5.

3.           Covenants, Representations and Warranties of the Optionee.  The Optionee covenants, represents and warrants to the Company as follows:

(a)           The Optionee has received a letter (the “Optionee Letter”) from the Company, dated December 20, 2011, setting forth, among other things, the fair market value of the Options and the Company’s material financial information.

(b)         The Optionee has had a reasonable opportunity to ask questions of and receive information and answers from persons acting on behalf of the Company concerning the Option, the Option Agreement or this Agreement as the Optionee may deem necessary to verify the information contained in the Optionee Letter. All such questions have been answered and all such information has been provided to the full satisfaction of the Optionee.

(c)           No oral or written representations have been made, nor has any oral or written information been furnished, to the Optionee in connection with the Option, the Option Agreement or this Agreement that were in any way inconsistent with the information stated in the Optionee Letter.

4.           Limited Release.

(a)           Effective as of the Effective Time, the Optionee hereby irrevocably releases, acquits and forever discharges the Company and each of its officers, directors, stockholders, representatives, employees, principals, agents, affiliates, parents, subsidiaries (direct and indirect), joint ventures, predecessors, successors, and assigns, and insurers and attorneys of any of them (collectively, the “Released Parties”) from any and all actions, claims, counterclaims, suits, causes of action, damages, demands and liabilities, of every kind and nature whatsoever, past, present or future, at law or in equity, whether known or unknown, contingent or otherwise, relating to or arising out of the Option or Option Agreement, in each case, which the Optionee had, has or may have had at any time in the past until and including the Effective Time (collectively, “Released Claims”).  The Optionee covenants and agrees not to institute any litigation, lawsuit, claim or action against any of the Released Parties with respect to the Released Claims.

(b)           The Optionee acknowledges that he or she has been informed that the Company and/or its subsidiaries, affiliates and successors may from time to time enter into agreements for additional types of financing, including, without limitation, recapitalizations, mergers and initial public offerings of the capital stock of the Company and/or its subsidiaries, affiliates and successors, and also may pursue acquisitions or enter into agreements for the sale of the Company and/or its subsidiaries, affiliates or successors or all or a portion of the assets of the Company, its subsidiaries, affiliates or successors, as the case may be, which may result in an increase in the value of the Option or the Shares in excess of the Bonus, and that any and all claims arising from or relating to such transactions or such increases in value (without limitation) are encompassed within the scope of Released Claims.

(c)           The Optionee hereby represents and warrants that the Optionee has access to adequate information regarding the scope and effect of the limited release set forth in this Section 4, and all other matters encompassed by this release, to make an informed and knowledgeable decision with regard to granting this release.  The Optionee further represents and warrants that he or she has not relied upon the Company, its subsidiaries, or any other Released Parties in deciding to grant this general release and has instead made his or her own independent analysis and decision to grant this release.  The Optionee acknowledges and agrees that the Bonus payable to the Optionee under this Agreement provides good and sufficient consideration for every promise, duty, release, obligation, agreement and right contained in this Agreement.

(d)           The Optionee acknowledges and agrees that each of the Released Parties is a third party beneficiary of this release, and shall be entitled to enforce the provisions herein against the Optionee to the same extent as if they were parties hereto.

5.           Tax Treatment of Bonus; Withholding.  The Optionee acknowledges that the payment of the Bonus in cash (a) will be treated for tax purposes as compensation paid to the Optionee, (b) will be taxed to the Optionee at ordinary income tax rates, and (c) will be reduced by all applicable payroll deductions and withholding taxes required by applicable law, if any.

termination of stock option agreement

6.           Further Assurances.  The Optionee agrees to execute and deliver, after the date of this Agreement, without additional consideration, such further assurances, instruments and documents, and to take such other actions, as the Company may reasonably request in order to fulfill the intent of this Agreement and the transactions contemplated hereby.

7.           Miscellaneous.  This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, superseding any prior understandings and agreements between the parties.  No amendment or modification of this Agreement shall be binding unless made in a writing duly executed by the Optionee and the Company.  This Agreement shall be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns.  This Agreement shall be governed by and construed in accordance with the laws of the State of Kentucky, excluding any conflicts of law principle that would apply the law of another jurisdiction.

Signature page follows.

termination of stock option agreement

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date set forth below.

Optionee:

______________________________________________

Name:

Date: ___________________________________

Number of Shares Optionee has the Option to Purchase:  _________

Exercise Price Per Share:     $1.25

Estimated Per Share Black-Scholes value:   __________

Date of Option Agreement:_____________________________________

LIGHTYEAR NETWORK SOLUTIONS, INC.

By _______________________________

Name:_____________________________

Title:______________________________

Date:______________________________

termination of stock option agreement
signature page